Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into by and between J. Bruce Boisture, including any executor, administrator, representative, heir, or assign, and anyone acting by or for J. Bruce Boisture or on his behalf (hereinafter referred to as “Boisture”), and Financial Industries Corporation, including any member company, agent, officer, director, employee, representative, attorney, affiliate, successor or assign of Financial Industries Corporation (hereinafter referred to as “FIC”).

In consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FIC and Boisture agree as follows:

1.          Effective as of November 4, 2005, Boisture agrees to resign his employment with FIC and its subsidiaries, and to resign from all director and officer positions with FIC and its subsidiaries. Boisture understands that this Agreement is his complete agreement with FIC and that the Agreement supersedes any earlier or contemporaneous agreements or representations between FIC and him, provided, however, that Boisture’s Employment Agreement dated January 7, 2004, (“Employment Agreement”) shall continue in full force and effect through November 4, 2005. Boisture understands that this Agreement is intended to completely, permanently and amicably terminate his employment with FIC and any claims he may have against FIC as of the date he signs this Agreement. This Agreement can be modified only by a writing signed by both Boisture and the Chairman of the Board of Directors for FIC.

2.          Boisture understands and agrees that this Agreement is a binding legal document, and that he has had the opportunity to discuss all aspects of the Agreement with an attorney of his own choosing. Boisture acknowledges that FIC has made no representations to him concerning this Agreement other than what is contained in this Agreement, and that no representations by FIC other than those contained in this Agreement have induced Boisture to sign this Agreement.

3.          Boisture may accept the Agreement by signing it and sending it to FIC at the address below:

Theodore A. Fleron

Vice President and General Counsel

Financial Industries Corporation

River Place Pointe

6500 River Place Blvd., Bldg. 1

Austin, Texas 78730

4.          Boisture understands that FIC’s decision to offer him the consideration described in paragraph 5 (the “Consideration”) is voluntary on the part of FIC and the Consideration is not otherwise owed to him. If Boisture elects to revoke his acceptance of this Agreement, FIC will have no obligation to grant Boisture the Consideration.

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5.          In exchange for the promises Boisture has made in this Agreement, FIC will do the following:

(a)

FIC will pay to Boisture severance benefits in the amount of two hundred thousand dollars ($200,000), to be paid in five monthly installments of forty thousand dollars ($40,000) each, less applicable withholdings[1], with the first payment on November 4, 2005, and subsequent payments on December 4, 2005, January 4, 2006, February 4, 2006, and March 4, 2006;

(b)

On June 30, 2007, FIC will: (i) if approval by the shareholders of FIC of the issuance described below is obtained on or prior to June 30, 2007, deliver to Boisture sixty thousand (60,000) shares of common stock of FIC, par value $0.20 per share (the “Common Stock”), or (ii) if such approval by the shareholders of FIC has not been obtained on or prior to June 30, 2007, pay four hundred and sixty five thousand dollars ($465,000) in a lump sum cash payment, in either case less applicable withholdings;

(c)

Within five days of a Change of Control of FIC if such Change of Control has occurred on or prior to June 30, 2007, FIC shall pay to Boisture in cash, less applicable withholdings, (a) any amounts not yet paid pursuant to Section 5(A) above and (b) in satisfaction of its obligations under Section 5(B) above, an amount equal to the product of (x) 60,000 and (y) the per-share value imputed or assigned to the Common Stock in or at the time of such Change of Control. If no such Change of Control described in the preceding sentence has occurred, then within five days of a Change of Control of FIC occurring after June 30, 2007, but before December 31, 2008, FIC shall, to the fullest extent such payment may be made in accordance with Article 2.38(B) of the Texas Business Corporation Act, pay to Boisture in cash, less applicable withholdings, an amount equal to the product of (x) the number of shares (if any) issued to Boisture pursuant to Section 5(B) above and still owned by him at the time of such Change of Control and (y) the per-share value imputed or assigned to the Common Stock in or at the time of such Change of Control. The payment for shares in the preceding sentence shall be made immediately upon the surrender by Boisture of such shares, free of adverse claims.

“Change of Control” means (i) any one person, or more than one person acting as a group (as defined in the regulations relating to Section 409(A)), acquires ownership of stock of FIC that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of FIC or (ii) any one person, or more than one person acting as a group (as defined in the regulations relating to Section 409(A)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from FIC that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value

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1Withholding as used in this Agreement shall refer to the normal 20% Federal Income Tax withholding for bonus payments and shall not include any IRC Section 409A withholding amounts.

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of all of the assets of FIC immediately prior to such acquisition or acquisitions or (iii) a majority of members of the corporation’s board of directors is replaced during any six-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, but only to the extent these events in (i), (ii) or (iii) are deemed a change in the ownership or effective control of FIC or in the ownership of a substantial portion of the assets of FIC pursuant to Section 409(A)(a)(2)(A)(v) of the Internal Revenue Code of 1986, including any IRS or Treasury regulations, revenue rulings or notices related to such section. For purposes of this section, the per-share value imputed or assigned to the Common Stock in or at the time of the Change of Control shall mean (a) in the case of a merger, share exchange or liquidation following a sale of substantially all assets, the amount that is paid to shareholders of FIC generally pursuant to such transactions and (b) in the case of any other Change of Control, the Closing Price (as defined below) of the Common Stock on its principal trading market on the trading day immediately preceding the first date that the Change of Control shall be deemed to have occurred or if no closing sales price is reported by such principal trading market, then the average of the high and low. In the event of the consideration received by the shareholders of the Company, in clause (a) of the preceding sentence is not entirely cash or in the event that more than one type of consideration or more than one price is paid in any Change of Control, the value of such consideration shall be determined in good faith by the FIC Board of Directors. An appropriate adjustment shall be made to take into account any stock split, reverse stock split, stock dividend, recapitalization or similar transaction.

“Closing Price” of a security for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of FIC. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of FIC shall be used; and

(d)	All of Boisture’s employee benefits shall terminate as of November 4, 2005, except that Boisture will retain any rights he may have to vested benefits under an

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employee pension or benefit plan as of November 4, 2005. Boisture will not be entitled to continue his participation in any employee pension benefit plan or other employee benefit plan after November 4, 2005. On or before November 4, 2005, FIC shall pay to Boisture all amounts due and owing under Section 4(D) (including tax “gross-up”) and Section 6(A) of the Employment Agreement.

The courses of action described in this Agreement, which FIC agrees to undertake in exchange for Boisture’s agreement to the terms of this Agreement, are FIC’s Consideration for the Agreement. Boisture understands and agrees that he is entitled to nothing else from FIC in exchange for his agreement to the terms of this Agreement.

6.          Boisture hereby represents and warrants to FIC with respect to the Common Stock, if received by Boisture pursuant to this Agreement:

6.1	Experience; Access to Company Information.

Boisture is an Accredited Investor (as such term is used in Rule 501) under the Securities Act of 1933, as amended (the “Securities Act”). Boisture has had an opportunity to discuss FIC’s business, management and financial affairs with the members of FIC’s management and has had an opportunity to ask questions of the officers of FIC, which questions were answered to its satisfaction.

6.2	Investment Purposes; Rule 144.

(a)              Boisture is acquiring the Common Stock solely for investment for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Boisture understands that the Common Stock has not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws.

(b)            Boisture acknowledges and understands that he must bear the economic risk of its investment in the Common Stock for an indefinite period of time because the Common Stock must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such is available. Boisture understands that FIC has not agreed to and does not plan to file a registration statement to register the resale of the Common Stock under the Securities Act.

(c)            Boisture is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject only to the satisfaction of certain specified conditions.

6.3	Restrictions on Transfer; Legends

Prior to any proposed transfer (whether by sale, assignment, pledge or otherwise) of the Common Stock, Boisture or any subsequent proposed transferor (the “Transferor”)

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will give written notice to FIC of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to FIC, addressed to FIC, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act. Any such legal opinion must be reasonably satisfactory to FIC and must state that it may also be relied upon by any applicable transfer agent or stock exchange or counsel to FIC. Upon compliance with the terms of this paragraph 6 to the reasonable satisfaction of FIC, the Transferor shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Transferor to FIC. The Transferor will, prior to any transfer (unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act), cause any transferee of the Common Stock, to enter into an agreement with FIC that the transferee will take and hold such securities subject to the provisions and upon the conditions specified in this paragraph 6. FIC shall have no obligation to effect any transfer on its books and records (and no such attempted transfer shall be effective) unless such transfer is made in accordance with the terms of this paragraph 6. FIC may issue stop transfer instructions to any transfer agent for the Common Stock in order to implement any restriction on transfer contemplated by this paragraph 6. The Common Stock shall contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE. ADDITIONALLY, THE TRANSFER OF SUCH SHARES IS SUBJECT TO COMPLIANCE WITH THE TERMS OF AN AGREEMENT WITH THE COMPANY DATED SEPTEMBER 27, 2005 AND NO TRANSFER OF SUCH SHARES WILL BE VALID WITHOUT SUCH COMPLIANCE. A COPY OF SUCH AGREEMENT WILL BE PROVIDED BY THE COMPANY UPON REQUEST.

7.          Boisture settles, releases and waives all claims, liens, demands, causes of action, obligations, damages and liabilities of any kind, known or unknown, that Boisture ever had, now has or may hereafter claim to have had against FIC (or any of its member companies, agents, officers, directors, employees, insurers, employee benefit plans (and the fiduciaries and agents of said plans), attorneys, affiliates, assigns, successors or any other representative acting for or on FIC’s behalf) as of the date FIC signs this Agreement, including, but not limited to, any claims arising under the Employment Agreement and any other agreement between Boisture and FIC, as well as any claims that may exist under the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Americans with Disabilities Act; the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974, as amended; the Labor Management Relations Act, as amended; claims arising under any other federal, state or local constitution, statute, ordinance or regulation

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(including though not limited to any claims arising under Texas statutory or common law); any claims of personal injury, tort or breach of contract; and any and every other claim arising under the common law of the states and territories of the United States of America.

8.          FIC settles, releases and waives all claims, liens, demands, causes of action, obligations, damages and liabilities of any kind that it has or may hereafter claim to have had against Boisture as of the date FIC signs this Agreement, to the extent that facts regarding any such claims are known to FIC as of the date Boisture signs this Agreement. For this purpose, facts will be considered "known to FIC" only if shown to be within the actual knowledge of (a) an officer of FIC (other than Boisture) who is an Executive Vice President or higher, or (b) the General Counsel, Chief Financial Officer, or Senior Vice President - Operations of FIC, or (c) a member of the Board of Directors of FIC (other than Boisture).

9.          Nothing in this Agreement shall constitute a release of any claims arising under this Agreement. Boisture shall be indemnified by FIC for his actions as an officer or director of FIC to the fullest extent allowed by law, and FIC’s indemnification obligations to Boisture are not released by this Agreement.

10.        Boisture further acknowledges that this Agreement, the termination of his employment, and all actions taken in connection with the termination of his employment are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, and that all releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Boisture further acknowledges and agrees that:

a.         All releases given by Boisture in this Agreement are given in exchange for the consideration set forth in paragraph 5 and such consideration is in addition to anything of value that Boisture received prior to entering this Agreement;

b.         Boisture has been advised to consult with an attorney of his choosing prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Boisture be so advised in writing;

11.        Boisture and FIC jointly acknowledge that this Agreement and the offer to grant the Consideration identified in paragraph 5 do not constitute an admission or concession of liability or wrongdoing by either party, but that this Agreement is merely intended to facilitate an amicable termination of the employment relationship between Boisture and FIC.

12.        In compliance with Section 7.B. of the Employment Agreement, Boisture agrees to keep confidential all business or proprietary information and property belonging to or generated by or for the use of FIC or its member companies, including documents which Boisture received or prepared or helped prepare during his employment with FIC. Boisture acknowledges that the confidentiality, noncompetition and nonsolicitation obligations set forth in Section 7 of the Employment Agreement remain in force and effect following termination of his employment for the periods specified in the applicable subsection thereof.

13.        Boisture agrees to refrain forever from instituting, commencing, maintaining, pressing or in any way aiding or proceeding upon any suit, action or other proceeding of any kind seeking

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damages or other relief against FIC; its officers, directors, attorneys or employees; its member companies; its employee benefit plans (and the fiduciaries or agents of said plans) or any other person or entity based upon any claim released by this Agreement.

14.        Unless prohibited by law, Boisture agrees to notify FIC in the event that he is contacted by any investigative, regulatory, or legislative authorities or any party adverse or potentially adverse to FIC in litigation, arbitration, or any other threatened adversarial proceeding in connection with any matter related to his employment with FIC, or of which he has knowledge by virtue of his employment with FIC. Should matters arise which, in the sole judgment of FIC, require Boisture’s assistance, including though not limited to assisting in the preparation of any legal defense or proceeding, testifying truthfully in any such proceeding, and other reasonable consultation or assistance as may be requested by FIC, Boisture agrees to cooperate with FIC by providing such assistance as is reasonable and at times to be mutually agreed if feasible. Boisture shall be reimbursed for such times at the rate of one hundred and fifty dollars ($150) per hour (or for any subpart thereof), except that, for any day on which Boisture is required to travel to render requested assistance, he shall be reimbursed at the rate of fifteen hundred dollars ($1,500) per day (or for any subpart thereof). Unless and until a conflict arises, an attorney of FIC’s choosing will act as Boisture’s attorney in the event that he is called as a witness for any matter pursuant to this paragraph. Notwithstanding any provision to the contrary, nothing in this provision is intended to limit or restrict in any way the communication of information by Boisture to any state or federal law enforcement agency.

15.        Boisture and FIC agree to do nothing by word or deed to criticize, disparage, harm or discredit the interests of Boisture or FIC; its officers, directors or employees; its member companies; and its member companies’ employees. If Boisture needs to communicate with FIC regarding this Agreement or the administration of his employee benefits, if any, he may do so by contacting Theodore A. Fleron, Vice President and General Counsel, at the address set forth in Paragraph 3.

16.        Boisture acknowledges that he understands that signing this Agreement is an important legal act, that he has been advised to and has had the opportunity to seek the advice of a lawyer before signing this Agreement, and that he fully understands his rights and obligations under the Agreement. Further, Boisture declares that he has completely read this Agreement, and that he enters into the Agreement freely, voluntarily and without coercion. Boisture agrees that this Agreement is valid, fair, adequate and reasonable, made with his full knowledge and consent, and was not procured through fraud, duress or mistake. Boisture understands that FIC is relying upon the representations he makes in this Agreement.

17.        The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules that any provision of this Agreement is invalid or unenforceable, such a ruling will not affect the validity or enforceability of any other provision of this Agreement, and the Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by the law.

18.        Any announcements or publications regarding Boisture’s departure shall be mutually agreed upon prior to being released to the public.

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19.        Any disputes arising under this Agreement shall be subject to the laws of the state of Texas (except that no regard shall be given to choice of law cannons that might otherwise result in the substantive law of any state other than Texas applying), and will be subject to arbitration as set forth in Section 8 of the Employment Agreement.

20.        All payments provided in this Agreement will be paid from the general funds of FIC. Boisture’s status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of FIC, and Boisture will have no right, title or interest whatsoever in or to any assets of FIC, including any investments which FIC may make to aid FIC in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, will create or be construed to create a trust of any kind or a fiduciary relationship between FIC and Boisture or any other person.

21.        It is the intent of Boisture and FIC that the provisions of this Agreement comply with Section 409(A) of the Internal Revenue Code and related regulations and Treasury pronouncements (“Section 409(A)”). If, based upon subsequent regulatory guidance, the parties agree that any provision provided herein would result in the imposition of an excise tax under the provisions of Section 409(A), the parties will use good faith efforts to reform the Agreement as Boisture and FIC mutually determine is appropriate to avoid imposition of such an excise tax. Accordingly, withholding as used in this Agreement shall refer to the applicable supplemental wage withholding rate for federal Income tax withholding for bonus payments, plus applicable employment taxes, and shall not include any Section 409(A) withholding amounts.

22.        This Agreement may be executed in multiple counterparts, each of which, if fully executed, may be admitted in evidence as a duplicate original.

By: ____/s/ J. Bruce Boisture_____________

J. Bruce Boisture

Dated:__September 27, 2005_________________

By: ____/s/ Keith Long____________________

Keith Long, Chairman

Board of Directors on behalf of FIC

Dated:__ September 27, 2005____________

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